UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

ARROW INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following memo was sent to the employees of Arrow International, Inc. on August 17, 2007:
August 17, 2007

To:	Arrow International Employees

From:	Phil Fleck, Interim CEO
Teleflex Arrow Integration Teams Making Progress
The integration teams, which represent all functions and regions in both companies, began meeting this week, getting into the real work of figuring out how our two companies will come together. Many sub-teams are in place, and we will finalize the rest by this Friday. At present, more than 100 people are formally engaged in integration efforts around the world, and that number will grow as needed.
Teleflex and Arrow integration team leaders participated in the first of our weekly teleconferences on Tuesday, August 14, a session that will take place every week to ensure that we are coordinating things effectively. We are following a detailed timeline so that we are ready when the closing takes place. Behind the scenes, finance and legal colleagues are working hard to ensure we have the necessary approvals and financing in place to close as soon as possible. The commitment of the team members from both sides is impressive, demonstrating the great potential for combining the talent of our two companies.
We have translated the integration principles into Czech, French, German, Italian and Spanish languages to ensure that our colleagues around the globe understand how we intend to approach this integration. As a reminder, here are the key points:
•	We will place our customers first, providing excellent quality, delivery, and service.

•	We will treat employees fairly and with respect.

•	We will communicate extensively, openly, and honestly.

•	We will move quickly and act decisively.

•	Management will be visible and accessible.

•	We will take a “best of the best” approach in selecting processes, facilities, and people.

•	We will commit to an implementation plan, routinely measure our results, and hold ourselves accountable.
As always, if you have additional questions or concerns please contact your manager, your local human resources representative, or e-mail Carl Staples at carl.staples@arrowintl.com.

Additional Information
In connection with the proposed acquisition of Arrow by Teleflex Incorporated and Arrow’s 2007 annual meeting of shareholders, Arrow filed a preliminary proxy statement with the Securities and Exchange Commission, or SEC, on August 14, 2007 and will be filing other documents with the SEC. Prior to the annual meeting, Arrow will furnish a definitive proxy statement to its shareholders, together with a WHITE proxy card. Arrow shareholders are strongly advised to carefully read Arrow’s preliminary proxy statement and the definitive proxy statement when it becomes available. Shareholders will be able to obtain the preliminary proxy statement on file with the SEC and the definitive proxy statement and other relevant material (when they become available), and any other documents filed by Arrow with the SEC for free at the internet website maintained by the SEC at www.sec.gov. Shareholders will be able to obtain free copies of the definitive proxy statement (when available) and any amendments and supplements to the definitive proxy statement at Arrow’s website at www.arrowintl.com or by writing to Arrow International, Inc., 2400 Bernville Road, Reading, Pennsylvania 19605. In addition, copies of Arrow’s proxy materials may be requested by contacting our proxy solicitor, Morrow & Co. at (800) 662-5200 toll-free or by writing to Morrow & Co., 470 West Avenue, Stamford, CT 06902. Arrow and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Additional information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Arrow’s shareholders is available in Arrow’s preliminary proxy statement filed with the Securities and Exchange Commission on August 14, 2007.